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                       [KPMG LLP LETTERHEAD]

                                                                      EXHIBIT(n)


                       CONSENT OF INDEPENDENT ACCOUNTANTS


The Board of Trustees and Shareholders
 Van Kampen Prime Rate Income Trust:

We consent to the use of our report included in the Statement of Additional Information which is incorporated by reference into the Prospectus and to the reference to our Firm under the headings "Financial Highlights" and "Experts" in the Prospectus.

                                                                        KPMG LLP

Chicago, Illinois
April 6, 1999